Exhibit 5.2

Bass, Berry & Sims PLC

The Tower at Peabody Place

100 Peabody Place, Suite 900

Memphis, TN 38103-3672

(901) 543-5900

November 14, 2011

First Data Corporation

5565 Glenridge Connector, N.E.

Suite 2000

Atlanta, Georgia 30342

Ladies and Gentlemen:

We have acted as special Tennessee counsel to CTS, Inc., a Tennessee corporation (“CTS”), and EFS Transportation Services, Inc., a Tennessee corporation (“EFS Transportation”) (CTS and EFS Transportation each being sometimes hereinafter individually referred to as a “Guarantor” and collectively as the “Guarantors”), in connection with the proposed issuance by First Data Corporation, a Delaware corporation (the “Issuer”), of up to $3,000,000,000 aggregate principal amount of their 12.625% Senior Notes due 2021 (the “Exchange Notes”) and the issuance by each of the Guarantors of its guarantee (the “Exchange Guarantee”) with respect to the Exchange Notes, registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for a like principal amount of the Issuer’s outstanding 12.625% Senior Notes due 2021 and their related guarantees, which have not been so registered (the “Exchange Offer”). We are delivering this opinion in accordance with the request of Issuer pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture (as defined below).

Documents Reviewed and Factual Inquiries Made

In connection with the foregoing, we have reviewed:

(a) the Indenture, dated as of December 17, 2010, among the Issuer, the Guarantors, the other guarantors party to the Indenture and Wells Fargo Bank, National Association, as trustee (the “Indenture”); and

(b) the Exchange Guarantees as set forth in the Indenture.

In addition to the foregoing, we have examined the charter and bylaws of each Guarantor and the resolutions taken by the Guarantors which are listed in the chart attached hereto as Exhibit A (collectively, the “Organizational Documents”). Further, we have reviewed the certificates of existence of each Guarantor (the “Certificates”) or examined such other documents and records of the Issuer and the Guarantors as we have deemed necessary or appropriate for purposes of this opinion. As to various issues of fact, we have relied upon the representations and warranties of the Issuer and Guarantors contained in the Indenture and upon statements and certificates of officers of the Issuer and Guarantors or public officials, without independent verification or investigation.

First Data Corporation

November 14, 2011

Assumptions

In our examination of documents and in expressing our opinions below, we have further assumed, without investigation or inquiry:

(i) the due organization and existence of all parties to the Indenture other than the Guarantors;

(ii) the due authorization and execution of the Indenture by all parties thereto, except to the extent that we express an opinion in Paragraph 1 and Paragraph 2 below regarding the authorization and execution of the Indenture by each Guarantor;

(iii) the due delivery of the Indenture by all parties thereto;

(iv) that all parties to the Indenture have the legal right, power and authority to enter into the Indenture and to consummate the transactions contemplated thereby, except to the extent that we express an opinion in Paragraph 1 below regarding the corporate power and authority of the Guarantors;

(v) that all signatures on any executed documents furnished to us are genuine, all original documents submitted to us are authentic originals and all certified or other reproductions of documents submitted to us conform to the original documents; and

(vi) that the charter of each Guarantor included in the Organizational Documents has been duly authorized by all necessary shareholder actions and has been properly recorded in the Office of the Secretary of State of Tennessee.

Opinion

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The Exchange Guarantees to be issued by the Guarantors in connection with the issuance of the Exchange Notes have been duly authorized pursuant to the Indenture and have been duly executed by each Guarantor, and the performance by each Guarantor of its respective obligations thereunder have been duly authorized by all necessary corporate action on the part of each Guarantor.

2. The Indenture has been duly authorized and duly executed by the Guarantors.

3. The execution, delivery and performance of each of the Indenture and the Exchange Guarantees and consummation of the transactions contemplated thereby by each Guarantor (a) do not require any consent or approval of, registration or filing with, or any other

First Data Corporation

November 14, 2011

action by, any Governmental Authority of the State of Tennessee (the “Opinion State”), except such as have been obtained or made and are currently in full force and effect and except as required by filings under the Securities Act, any applicable state securities or blue sky laws, (b) will not violate the Organizational Documents of any Guarantor, and (c) will not violate any law, statute, rule or regulation of the Opinion State or any judgment, decree or order of any Governmental Authority of the Opinion State known to us to be applicable to any Guarantor.

4. No consent, approval, authorization, order, filing, registration or qualification of or with any governmental authority or agency of the Opinion State is required for the execution, delivery or performance by any Guarantor of the Indenture and the Exchange Guarantees and the consummation of the transactions contemplated thereby, except as required under the Securities Act, applicable state securities or blue sky laws.

Qualifications

We note that the Indenture and the Exchange Guarantees to be executed and delivered by each Guarantor are governed by the laws of the State of New York. We express no opinion herein other than as to the law of the State of Tennessee.

We express no opinion with respect to the enforceability of the Exchange Notes, the Indenture or the Exchange Guarantees.

The opinions expressed herein are qualified as follows:

(a) The validity, binding nature and enforceability of any liability, obligation, instrument, document or agreement are subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and similar federal and state laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), whether applied in a proceeding at law or in equity.

(b) Certain rights, remedies, waivers and procedures contained within the Indenture may be limited or rendered ineffective by applicable Tennessee laws or judicial decisions; however, the inclusion of such rights, remedies, waivers and procedures does not render the Indenture invalid as a whole and, subject to the other qualifications and limitations set forth herein, there exist, in the Indenture or pursuant to applicable law, legally adequate remedies to realize the principal benefits and security reasonably intended to be provided by the Indenture.

As used herein, “known to us,” “to our knowledge” and any similar phrase refers solely to the current, actual knowledge, acquired during the course of the representation described in the introductory paragraph of this letter, of those attorneys in this firm who have rendered legal services in connection with such representation (excluding any lawyers whose involvement has been limited to reviewing this opinion as part of our firm’s opinion review procedure).

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement on Form S-4, as

First Data Corporation

November 14, 2011

amended (the “Registration Statement”) as filed by the Issuer with the Commission relating to the Exchange Offer in accordance with Issuer’s compliance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm contained under the heading “Legal Matters” in the prospectus included therein. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission thereunder or that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. We understand and agree that Simpson Thacher & Bartlett LLP may rely upon this opinion as if it were an addressee hereof for the purpose of providing the opinion to be delivered by such firm in connection with the Registration Statement.

This opinion is furnished to you solely for your benefit in connection with the consummation of the transactions contemplated by the Registration Statement and may not be relied upon by any other Person, other than Simpson Thacher & Bartlett LLP as noted above, or for any other purpose without our express, prior written consent.

Our opinion is rendered as of the date hereof and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

Very truly yours,

/s/ Bass, Berry & Sims PLC Bass, Berry & Sims PLC

EXHIBIT A

Organizational Documents

CTS, Inc.

Charter of EFS Services, Inc. dated June 16, 2000, filed June 16, 2000

Articles of Amendment to the Charter of EFS Services, Inc. dated May 28, 2003, filed June 3, 2003

Articles of Amendment to the Charter of Concord Merchant Services, Inc. dated February 26, 2004, filed February 26, 2004

Amended and Restated Bylaws of EFS Services, Inc.

Certificate of Existence effective November 14, 2011

Resolutions of the Board of Directors Taken on Unanimous Written Consent dated November 12, 2010

EFS Transportation Services, Inc.

Amended and Restated Charter of EFS Transportation Services, Inc. filed October 6, 2011

Amended and Restated Bylaws of EFS Transportation Services, Inc.

Certificate of Existence effective November 14, 2011

Resolutions of the Board of Directors Taken on Unanimous Written Consent dated November 12, 2010